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                                                                   Exhibit 10.15

                              SEVERANCE AGREEMENT
                              -------------------

     AGREEMENT, dated as of September 2, 1997, by and between Workgroup Technology Corporation (the "Company") and Thomas Bilotta (the "Employee").

     WHEREAS, the Employee is the Senior Vice President of Research and Development for the Company and has made and is expected to continue to make major contributions to the Company;

     WHEREAS, the Company desires continuity of management; and

     WHEREAS, the Employee is willing to continue to render services to the Company subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

     1.  TERM OF AGREEMENT.
         -----------------

     The period during which this Agreement shall be in effect (the "Term") shall commence as of the date hereof and shall expire on the earlier of the death, physical incapacity or mental incompetence of the Employee.

     2.  SEVERANCE PAY.
         -------------

     (a) If, during the Term of this Agreement, the Company terminates the Employee's employment with the Company without "Cause" (as such term is defined below) or the Employee terminates his employment with the Company for "Good Reason" (as such term is defined below), the Company shall:

     (1) pay to Employee severance pay at the Employee's then current base salary (the "Severance Payments") for the lesser of (i) six months or
          (ii) until the date the Employee commences subsequent employment (the "Severance Period") (such Severance Payments to commence on the next regularly scheduled pay date following the Effective Date of the "Release" referred to below; "Effective Date" shall have the meaning ascribed to it in the Release). The employee may also be eligible for a pro-rated portion of the quarterly bonus. The amount will be determined based on performance against set objectives.

     (2) during the Severance Period, continue to pay its contribution to the Employee's health and dental insurance coverage on the same terms and conditions as are available to all employees and Employee shall be responsible for any contribution required from active employees for said health and dental insurance coverage. The last day of the Employee's employment shall be the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985.

However, the Company's obligation to provide any of the amounts and benefits hereunder shall be subject to, and conditioned upon, the Employee's execution of a full release of claims (the "Release") satisfactory to the Company, substantially in the form of Exhibit A hereto, releasing the Company and its employees and agents from any claims arising from or related to the Employee's employment or severance from employment with the Company, including any claims arising from this Agreement.

     (b) For purposes hereof, "Cause" shall mean and be limited to: (1) the substantial, continuing and willful failure of the Employee to render services to the Company in accordance with his assigned duties, which materially and adversely affects the business, prospects, financial condition, operations, property or affairs of the Company; (2) the commission of the Employee of a felony, either in connection with the performance of his obligations to the Company or which adversely affects the Employee's ability to perform such obligations; (3) gross negligence, dishonesty, breach of fiduciary duty or breach of any confidentiality, non-competition or developments agreement in favor of the Company; (4) the commission by the Employee of an act of fraud or embezzlement which results in loss, damage or injury to the Company, whether directly or indirectly; or (5) death or disability of the Employee.
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                                      -2-


     (c) For purposes hereof, "Good Reason" shall mean and be limited to: (1) the assignment to the Employee of any duties inconsistent in any adverse, material respect with his position, authority, duties or responsibilities as of the then current position or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (2) a material reduction (defined as 10% or more) in the Employee's base or incentive compensation or the termination of the Employee's rights to any employee benefits or a reduction in scope or value thereof; or (3) a relocation of the Employee's place of business which results in the one-way commuting distance for the Employee to be increased by at least 20 miles and the total one-way commuting distance for the Employee to exceed 35 miles.

     (d) In the event the Employee's employment with the Company is terminated by the Company for any reason other than without Cause or the Employee terminates his employment with the Company for any reason other than Good Reason, the Employee shall not be entitled to any severance benefits or other considerations described herein. In addition to, and not in limitation of, the foregoing, the Company's obligations to provide severance and benefits hereunder shall not apply to any termination of employment which occurs subsequent to the expiration of the Term of this Agreement.

     (e) Nothing in this Agreement shall create any obligation on the part of the Company or any other person to continue the employment of the Employee. If the Employee elects to receive the severance and benefits set forth in Section 2 hereof by executing the Release, Employee shall not be entitled to any other salary continuation, severance or other termination benefits in the event of his cessation of employment with the Company.

     3.  EXISTING AGREEMENTS.
         -------------------

     Nothing herein shall affect the Employee's obligations under any non-competition agreement or any confidentiality agreement between the Company and the Employee currently in effect or which may be entered into in the future.

     4.  GENERAL PROVISIONS.
         ------------------

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement constitutes the entire Agreement between the Employee and the Company concerning the subject matter hereof and supersedes any prior negotiations, understandings or agreements concerning the subject matter hereof, whether oral or written, and may be amended or rescinded only upon the written consent of the Company and the Employee. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed and reformed to the fullest extent possible. The Employee may not assign any of his rights or obligations under this Agreement; the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have causes this Agreement to be executed as of the date first written above.


EMPLOYEE

Signature:   /s/ Thomas Bilotta
            -------------------

Print Name:__________________________

Title:_______________________________

Date:  ______________________________